Exhibit 24.1

FOREST CITY REALTY TRUST, INC.

POWER OF ATTORNEY

FORM S-4

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Forest City Realty Trust, Inc., a Maryland corporation, with offices at Terminal Tower, 50 Public Square, Cleveland, Ohio 44114 (“Forest City REIT”), hereby constitute and appoint Robert G. O’Brien, Executive Vice President and Chief Financial Officer, and Geralyn M. Presti, Executive Vice President, General Counsel and Corporate Secretary, jointly and severally, each in his or her own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and file: (i) a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the registration under the Securities Act of 1933, as amended, of Class A Common Shares and Class B Common Shares of Forest City REIT to be issued in connection with the merger of a subsidiary of Forest City REIT with and into Forest City Enterprises, Inc. (the “Merger”), which will facilitate the conversion of Forest City Enterprises, Inc. into a real estate investment trust for United States federal income tax purposes; (ii) any and all amendments, supplements and exhibits to the Registration Statement; and (iii) any and all applications or other documents to be filed with the SEC or any state securities commission or other regulatory authority or exchange with respect to the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 15th day of September, 2015.

Signature	Title

/s/ Charles A. Ratner Charles A. Ratner	Chairman of the Board and Director

/s/ David J. LaRue David J. LaRue	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert G. O’Brien Robert G. O’Brien	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Charles D. Obert Charles D. Obert	Senior Vice President—Corporate Controller, Chief Accounting Officer (Principal Accounting Officer)

/s/ Deborah Ratner Salzberg Deborah Ratner Salzberg	Executive Vice President and Director

/s/ Brian J. Ratner Brian J. Ratner	Executive Vice President and Director

/s/ Bruce C. Ratner Bruce C. Ratner	Executive Vice President and Director

/s/ Ronald A. Ratner Ronald A. Ratner	Executive Vice President and Director

/s/ Arthur F. Anton Arthur F. Anton	Director

/s/ Kenneth J. Bacon Kenneth J. Bacon	Director

/s/ Scott S. Cowen Scott S. Cowen	Director

/s/ Christine Detrick Christine Detrick	Director

/s/ Michael P. Esposito, Jr. Michael P. Esposito, Jr.	Director

/s/ Deborah L. Harmon Deborah L. Harmon	Director

/s/ Stan Ross Stan Ross	Director